Exhibit 10.1

CELLECTAR BIOSCIENCES, INC.

June 5, 2025

Holder of Common Stock Purchase Warrants issued on June 5, 2020, October 25, 2022 and July 21, 2024

Re:	Inducement Offer to Exercise Common Stock Purchase Warrants

Dear Holder:

Cellectar Biosciences, Inc. (the “Company”) is pleased to offer to you the opportunity to reduce the exercise price of (i) the Common Stock Purchase Warrants to purchase shares of Common Stock, issued on June 5, 2020 (the “2020 Warrants”), (ii) the Common Stock Purchase Warrants to purchase shares of Common Stock, issued on October 25, 2022 (the “2022 Warrants”), and (iii) the Common Stock Purchase Warrants to purchase shares of Common Stock, issued on July 21, 2024 (the “2024 Warrants” and together with the 2020 Warrants and the 2022 Warrants, the “Existing Warrant(s)”), in each case, set forth on the signature page hereto currently held by you (the “Holder”), to a reduced exercise price of $0.3041 per share (the “Reduced Exercise Price”), in consideration for exercising in full for cash all of the Existing Warrants held by you and set forth on the signature page hereto (the “Warrant Exercise”) at the Reduced Exercise Price on or before the Execution Time (as defined below). The shares underlying the Existing Warrants (“Warrant Shares”) have either been registered pursuant to the registration statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on May 8, 2020, as amended (File No, 333-238132) or registered for resale pursuant to either the registration statement on Form S-1 filed with the SEC on November 23, 2022 (File No. 333-268544) or the registration statement on Form S-1 filed with the SEC on January 29, 2025 (File No. 333-284580, collectively, the “Registration Statements”). The Registration Statements are currently effective and, upon exercise of the Existing Warrants pursuant to this letter agreement (this “Agreement”), will be effective for the issuance or sale, as the case may be, of the Warrant Shares.

Notwithstanding anything herein to the contrary, in the event the Warrant Exercise would otherwise cause the Holder to exceed the beneficial ownership limitations (“Beneficial Ownership Limitation”) set forth in Section 2(e) of each of the Existing Warrants, the Company shall only issue such number of Warrant Shares to the Holder that would not cause the Holder to exceed the maximum number of Warrant Shares permitted thereunder with the balance to be held in abeyance until notice from the Holder that the balance (or portion thereof) may be issued in compliance with such limitations, which abeyance shall be evidenced through the Existing Warrants which shall be deemed prepaid thereafter, and exercised pursuant to a Notice of Exercise in the applicable Existing Warrant.

Expressly subject to the paragraph immediately following this paragraph below, Holder may accept this offer by signing this letter below, with such acceptance constituting Holder's exercise in full of the Existing Warrants for an aggregate exercise price set forth on the Holder’s signature page hereto (the “Warrants Exercise Price”) on or before 9:00 a.m. Eastern Time on June 5, 2025 (the “Execution Time”).

Additionally, the Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto. Holder represents and warrants (i) that it is an “accredited investor” as defined in Rule 501 of the Securities Act of 1933, as amended (the “Securities Act”), and (ii) that it is acquiring the Warrant Shares as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Warrant Shares (this representation is not limiting Holder’s right to sell the Warrant Shares pursuant to an effective registration statement under the Securities Act or otherwise in compliance with applicable federal and state securities laws). Holder further represents and warrants that it can bear the economic risk and complete loss of its investment in the Warrant Shares and has knowledge and experience in finance, securities, taxation, investments and other business matters as to be capable of evaluating the merits and risks of investments of the kind described in this Agreement and contemplated hereby, and Holder has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Holder has considered necessary to make an informed investment decision. Holder represents and warrants that Holder (i) is a sophisticated investor, experienced in investing in private placements of equity securities and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating its participation in the Warrant Exercise. Holder acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Warrant Shares, including those set forth in the Company’s filings with the U.S. Securities and Exchange Commission. Alone, or together with any professional advisor(s), Holder has adequately analyzed and fully considered the risks of the Warrant Exercise and determined that the Warrant Shares are a suitable investment for Holder. Holder is, at this time and in the foreseeable future, able to afford the loss of Holder’s entire investment in the Warrant Shares and Holder acknowledges specifically that a possibility of total loss exists.

If this offer is accepted and the transaction documents are executed on or before the Execution Time, then as promptly as possible following the Execution Time, but in any event no later than 9:00 a.m. Eastern Time on the date hereof, the Company shall issue a press release disclosing all material terms of the transactions contemplated hereunder and shall file a Current Report on Form 8-K with the Securities and Exchange Commission disclosing all material terms of the transactions contemplated hereunder, including the filing of this Agreement as an exhibit thereto within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to you that it shall have publicly disclosed all material, non-public information delivered to you by the Company, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated hereunder. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and you and your Affiliates on the other hand, shall terminate. The Company represents, warrants and covenants that, upon acceptance of this offer and entering into this Agreement, the shares underlying the Existing Warrants shall be issued free of any legends or restrictions on resale by Holder and all of the Warrant Shares shall be delivered electronically through the Depository Trust Company within one (1) Business Day following the date hereof (or, with respect to Warrant Shares that would otherwise be in excess of the Beneficial Ownership Limitation, within one (1) Business Day of the date the Company is notified by Holder that its ownership is less than the applicable Beneficial Ownership Limitation), provided the payment of the Warrants Exercise Price is received by the Company prior to issuing such Warrant Shares. The terms of the Existing Warrants, including but not limited to the obligations to deliver the Warrant Shares, shall otherwise remain in effect as if the acceptance of this offer were a formal Notice of Exercise (including but not limited to any liquidated damages and compensation in the event of late delivery of the Warrant Shares).

No later than the first (1st) Trading Day following the date of this Agreement, the closing (“Closing”) shall occur at such location as the parties shall mutually agree. Unless otherwise directed by Ladenburg Thalmann & Co. Inc. (the “Placement Agent”), settlement of the Existing Warrant Shares shall occur via “Delivery Versus Payment” (i.e., on the Closing Date (as defined below), the Company shall issue the Existing Warrant Shares registered in the Holder’s name and address provided to the Company in writing and released by the Transfer Agent directly to the account(s) at the Placement Agent identified by the Holder; upon receipt of such Existing Warrant Shares, the Placement Agent shall promptly electronically deliver such Existing Warrant Shares to the Holder, and payment therefor shall concurrently be made to the Company by the Placement Agent (or its clearing firm) by wire transfer to the Company). The date of the Closing of the Warrant Exercise shall be referred to as the “Closing Date”.

The Company acknowledges and agrees that the obligations of the Holders under this Agreement are several and not joint with the obligations of any other Holder or any other holders of warrants to purchase Common Stock or other warrants of the Company (each, an “Other Holder”) under any other agreement related to the exercise of such common stock purchase warrants (“Other Warrant Exercise Agreement”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder or under any such Other Warrant Exercise Agreement. Nothing contained in this Agreement, and no action taken by the Holders pursuant hereto, shall be deemed to constitute the Holder and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Warrant Exercise Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

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To accept this offer, Holder must counter execute this Agreement and return the fully executed Agreement to the Company on or before the Execution Time.

Please do not hesitate to call me if you have any questions.

Sincerely yours,

CELLECTAR BIOSCIENCES, INC.

By:
Name:
Title:

[Holder Signature Page Follows]

Accepted and Agreed to:

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Total 2020 Warrant Shares being exercised contemporaneously with signing this Agreement: _________________

Total 2022 Warrant Shares being exercised contemporaneously with signing this Agreement: _________________

Total 2024 Warrant Shares being exercised contemporaneously with signing this Agreement: _________________

Aggregate Exercise Price being exercised contemporaneously with signing this Agreement: _____________

DTC Instructions:

Annex A

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder:

(a)            Registration Statements. The Warrant Shares underlying the 2020 Warrants were registered, and the 2022 Warrants and the 2024 Warrants are registered for resale, on the Registration Statements and the Company knows of no reason why such Registration Statements shall not remain effective for the foreseeable future. The Company shall use commercially reasonable efforts to keep the Registration Statements effective and available for use by the Holder until all existing Warrant Shares underlying the Existing Warrants are sold by the Holder.

(b)            Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)            No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation, as amended, bylaws, or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this Agreement.

(d)            Nasdaq Corporate Governance. The transactions contemplated under this Agreement comply with all rules of the Nasdaq Capital Market.

(e)            Subsequent Equity Sales. From the date hereof until seven (7) calendar days after the date hereof, neither the Company nor any subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents.